SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                        Date of Report: May 23, 2007

                              Synergy Brands, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                            0-19409                   22-2993066
(State of incorporation)     (Commission File No.)           (IRS Employer
                                                            Identification No.)

                     223 UNDERHILL BLVD., SYOSSET, NY 11791
               (Address of principal executive offices) (zip code)

   Registrant's telephone number, including area code: 1-516-714-8200

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition of Assets

Effective May 18, 2007, Quality Food Brands ("QFB"), a subsidiary of Synergy Brands Inc. (the "Company")(through ownership by PHS Group Inc.) leased a baking mix facility from MB Monroe Properties, Inc., a Michigan corporation and acquired  associated  assets of Loretta  Baking  Mix  Products  Ltd.  ("LBMP") a
Michigan corporation through purchase of such assets through foreclosure sale conducted by Laurus Master Funds, Ltd. (Laurus), a secured creditor of LBMP, as well as certain intellectual property owned by certain Canadian affiliates of LBMP currently in bankruptcy in Canada via sale by appointed receiver of such intellectual property. The aggregate purchase price paid by QFB was $4.75 million. Laurus financed the purchase through issuance by QFB of a 9% secured term note in the principal amount of $4,750,000. In addition QFB provided Laurus the right to acquire 30% of the common stock of QFB. The assets acquired provide QFB with a facility from which to produce baking mix products that could and are expected to supply existing customers of PHS. The Company has ordered from this facility in the past through PHS to supply its customers. PHS had been filling its orders from its customers for baking mix products by acquiring related products from LBMP. QFB accepted the opportunity to acquire these assets realizing that at this time the baking mix business product sales by PHS has grown to a level where it would be advantageous to have a direct manufacturing capability which would allow PHS to gain better product control, special purpose packaging and margin enhancement. QFB is now expected to replace LBMP, through use of the assets previously of LBMP acquired through foreclosure thereon by Laurus, as the supplier of baking mix products to PHS. PHS expects to continue to arrange for sale of the finished products to its customers. Neither PHS nor QFB is acquiring prior customers of LBMP in this asset sale not already supplied goods through PHS and do not expect to utilize any trademarks and/or tradenames previously owned and utilized by LBMP. The material assets acquired consist of baking mix equipment and physical facilities. The manufacturing facility in Monroe, Michigan previously utilized by LBMP wherein production occurred has been recently leased by QFB. Operations at such facility are expected to be commenced and continued utilizing personnel and other assets provided by PHS.

Item 9.01 Exhibits.

Exhibit 10 (without schedules and exhibits) Securities Purchase Agreement between Quality Food Brands Inc., as Company, Laurus Master Fund Ltd., as Purchaser dated May 18, 2007.

Exhibit 10.1 Term Note dated May 18, 2007 between Quality Food Brands Inc, and Laurus Master Fund Ltd.in the amount of $4,750,000.

Exhibit 10.2 Common Stock Warrant dated May 18, 2007 between Quality Food Brands Inc, and Laurus Master Fund Ltd.

Exhibit 10.3 Common Stock Purchase Warrant dated May 18, 2007 between Quality Food Brands Inc, and Laurus Master Fund Ltd.

Exhibit 10.4 Bill of Sale between Laurus Master Fund Ltd., as Grantor, Loretta Baking Mix Products Ltd., as Debtor and Quality Food Brands Inc., as Grantee

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Synergy Brands, Inc.

                              By: /s/ Mair Faibish
                                  ----------------
                                      Mair Faibish
                             Chairman of the Board

                            By: /s/ Mitchell Gerstein
                                ---------------------
                                    Mitchell Gerstein
                              Chief Financial Officer

Dated:  May 23, 2007